UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 11, 2007
Digital Angel Corporation
(Exact name of Registrant as specified in its charter)

Delaware	1-15177	52-1233960

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Villaume Avenue, South St. Paul, MN	55075

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (651) 455-1621
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Digital Angel Corporation (the “Company”) is filing this Current Report on Form 8-K to amend the Company’s Consolidated Financial Statements as of December 31, 2006 and December 31, 2005 and for the years ended December 31, 2006, 2005 and 2004, to reflect its former OuterLink Communications (“OuterLink”) subsidiary as discontinued operations and to modify the related disclosures in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” On July 2, 2007, the Company sold all of the issued and outstanding shares of stock of OuterLink, as previously announced in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 5, 2007. In the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 Annual Report”), the Company reported segment information for OuterLink as a part of its GPS and Radio Communications segment. The operating results and financial condition of OuterLink have been included as part of the financial results from discontinued operations in the accompanying consolidated financial statements and, accordingly, the Company’s segment information has been modified. Reclassification of discontinued operations has no effect on the Company’s reported net income (loss) for any reporting period.
The Company is presenting the following information as exhibits to this Form 8-K, which replaces the corresponding information contained in the 2006 Annual Report:
•	Item 6. Selected Financial Data;

•	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and

•	Item 8. Financial Statements and Supplementary Data.
This Form 8-K does not reflect events occurring after the filing of the 2006 Annual Report, originally filed with the SEC on March 8, 2007, and does not modify or update the disclosures therein in any way, other than as required to reflect the changes in discontinued operations for OuterLink as described above. In particular, this Form 8-K does not update the disclosures contained in Management’s Discussion and Analysis of Financial Condition and Results of Operations, other than as required to reflect the changes in discontinued operations.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
On August 9, 2007, the Company and Applied Digital Solutions, Inc. (“Applied Digital”) issued a joint press release announcing the signing of an Agreement and Plan of Reorganization (the “Merger Agreement”) by and among the Company, Applied Digital, and Digital Angel Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Applied Digital (the “Acquisition Subsidiary”), pursuant to which the Acquisition Subsidiary will be merged with and into the Company, with the Company surviving and becoming a wholly-owned subsidiary of Applied Digital (the “Merger”).
Upon the consummation of the Merger, each outstanding share of the Company’s common stock not currently owned by Applied Digital (or its affiliates) will be converted into 1.4 shares of Applied Digital common stock. In connection with the merger, Applied Digital has filed with the SEC a Registration Statement on Form S-4 that contains a Joint Proxy Statement/Prospectus of Applied Digital and the Company. The Registration Statement has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully because they contain important information about the Company, Applied Digital and the proposed transaction. The Joint Proxy Statement/Prospectus and other relevant materials, and any other documents filed with the SEC, may be obtained free of charge at the SEC’s web site (www.sec.gov). In addition, investors and security holders may obtain a free copy of other documents filed by Applied Digital or the Company by directing a written request, as appropriate, to Applied Digital at 1690 South Congress Avenue, Suite 200 Delray Beach, Florida 33445, Attention: Investor Relations, or to Digital Angel at 490 Villaume Avenue, South St. Paul, Minnesota 55075, Attention: Investor Relations. Investors and security holders are urged to read the Joint Proxy Statement/Prospectus and the other relevant materials before making any voting or investment decision with respect to the proposed transaction.

Participants in Solicitation
Applied Digital, the Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction is included in the Joint Proxy Statement/Prospectus referred to above. Additional information regarding Applied Digital’s directors and executive officers is also included in Applied Digital’s proxy statement (Form DEF 14A) for the 2007 annual meeting of its stockholders, which was filed with the SEC on May 4, 2007. These documents are available free of charge at the SEC’s website (www.sec.gov) and by contacting Investor Relations at the addresses above.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Selected Financial Data

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.3	Financial Statements and Supplementary Data

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ANGEL CORPORATION
By:	/s/ Lorraine M. Breece
Lorraine M. Breece
Acting Chief Financial Officer

Dated: September 11, 2007